Exhibit 3.213

CERTIFICATION OF INCORPORATION

OF

DADE MIAMI EASTERN AMBULANCE SERVICE, INC.

This is to certify:

FIRST: That we, the subscribers, ROBERT A. BARNES, whose post office address is c/o 1209 Biscayne Building, Miami, Dade County, Florida, HERBERT A. DUNN, whose post office address is c/o 1209 Biscayne Building, Miami, Dade County, Florida, and GEORGIA E. DUNN, whose post office address is c/o 1209 Biscayne Building, Miami, Dade County, Florida, all being of full legal age, do, under and by virtue of the General Laws of the State of Florida authorizing the formation of corporations, associate ourselves with the intention of forming a corporation.

SECOND: That the name of the corporation (which is hereinafter called the “Corporation”) is:

DADE MIAMI EASTERN AMBULANCE SERVICE, INC.

THIRD: The general nature of the business to be transacted by the Corporation, the purposes for which the Corporation is formed, and the objects to be carried on and promoted by it are as follows:

(a) To do a general ambulance business wherein the sick, injured or otherwise incapacitated persons or others may be transported to hospitals, homes or any other designations in order to maintain and further in the areas of operation the health and public welfare of the citizens.

(b) To acquire, use, employ, sell and deal in all suitable means, apparatus, machinery, contrivances, equipment, and facilities for prosecuting its business.

(c) To acquire by subscription, purchase, exchange or otherwise, to hold as an investment or for any other purpose, to sell, exchange, pledge, mortgage, transfer or otherwise dispose of bonds, notes, stocks, or other securities, evidences of indebtedness or choses in action; to aid in any manner any corporation (whether public or private) whose securities or obligations are so held; to control and direct, either alone or in conjunction with others, the operations of such corporations, and to do any and all acts and deeds designed to protect, preserve or improve the value of said securities and obligations and, while the owner or holder of said securities and obligations, to exercise all the rights, powers and privileges of ownership.

(d) To purchase, lease, or otherwise acquire the property of every kind, including the business, goodwill, rights and franchises of any corporation, partnership or individual carrying on and to assume, guarantee and pay the debts and liabilities thereof.

(e) To acquire by purchase or otherwise any copyrights, inventions or patents useful in carrying on the Corporation’s business and to use, grant licenses with respect thereto and other-wise develop the value thereof.

(f) To acquire, by purchase or otherwise, any real estate, improved or unimproved, or any interest therein or any rights, fixtures, casements or privileges appertaining or appurtenant thereto, and any and all personal property necessary, suitable, proper or convenient for, in connection with, or incidental to, the accomplishment of the purposes of the Corporation.

(g) To construct, reconstruct, alter, repair, maintain and operate buildings, structures, houses, dwellings and improvements of land of every description.

(h) To hold, develop, improve, and operate, and to sell, convey, assign, mortgage, lease (with or without the privilege of purchase), transfer, or otherwise dispose of, any and all improved or unimproved real estate, and any and all personal property which it may now hold or may hereafter acquire; to maintain the same, together with the appurtenances thereto, in accordance with all applicable laws, ordinances and regulations, in good repair and such condition as will preserve the health and safety of its tenants.

(i) To borrow money, to issue bonds, debentures, notes and other evidences of indebtedness in furtherance of any or all of the objects of its business; to secure the same by mortgage, deed of trust, pledge or other lien upon any or all of the property, rights, privileges, or franchises of the Corporation wheresoever situated, acquired, or to be acquired; to sell, pledge, or otherwise dispose of, any or all such bonds, notes, and other evidences of indebtedness in such manner and upon such terms as the Board of Directors may deem proper and to guarantee the payment of any dividends upon stock, or the principal of or interest upon bonds or the or the contracts or other obligations of any corporation, partnership or individual, in accordance with the laws of the State of Florida.

(j) Te enter into, perform, and carry out lawful contracts of any nature or kind necessary, suitable, proper or convenient for, or in connection with, or incidental to, the accomplishment of any one or more of the purposes or objects herein enumerated or described, or which shall appear at any time conclusive or expedient for the protection or benefit of the Corporation, provided that the same be not inconsistent with the laws of the State of Florida and of the United States of America.

(k) To acquire by purchase, lease, exchange or otherwise, real and personal property, without limit in the State of Florida or elsewhere in the United States of America, and to hold, use, pledge, mortgage, sell or otherwise dispose of and deal with any property, real or personal, owned by it.

(l) To carry out all or any part of the foregoing operations as principal, agent, contractor or otherwise, either alone or in conjunction with any person, partnership or corporation, and in carrying on its business and for the purpose of attaining or furthering any of its object, to make and perform contracts and do acts and to exercise powers suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated or incidental to the powers herein specified or which at any time may appear conducive to or expedient for the accomplishment thereof.

The aforegoing enumeration of the purposes, objects and business of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law, and it is not intended by the mention or enumeration of particular purposes, objects or business in any manner to limit or restrict the generality of any other purpose, object or business mentioned or to limit or restrict the powers of the Corporation, and the Corporation shall have, enjoy and exercise all of the powers and rights now or hereafter conferred by statute on corporations.

The Corporation is formed upon the articles, conditions and provisions herein expressed, and subject in all particulars to the limitations relating to corporations which are contained in the General Laws of this State.

FOURTH: The maximum number of shares of stock that the Corporation is authorized to have outstanding at any time shall be one hundred (100) shares of capital stock of the par value of $10.00 per share.

FIFTH: The amount of capital with which the Corporation will begin business is One Thousand Dollars ($1,000.00).

SIXTH: The existence of the Corporation shall be perpetual.

SEVENTH: The post office address of the principal office will be 35 S.W. 27th Avenue, Miami, Dade County, Florida, or at such other place or places as the Board of Directors may determine. The Resident Agent of the Corporation is CHARLES H. WAKEMAN, JR., a citizen of the State of Florida, actually residing therein, whose post office address is 1209 Biscayne Building, Miami, Dade County, Florida.

EIGHTH: The Corporation shall have not less than three and no more than five Directors and the following, all of whom are citizens of the United States of America and residents of the State of Florida shall act as such until the first annual meeting or until their successors are duly elected and qualified: ROBERT A. BARNES, whose post office address is c/o 1209 Biscayne Building, Miami, Dade County, Florida, HERBERT A. DUNN, whose post office address is c/o 1209 Biscayne Building Miami, Dade County, Florida, and GEORGIA E. DUNN, whose post office address is c/o 1209 Biscayne Building, Miami, Dade County, Florida.

NINTH: The names and post office addresses of the Officers of the Corporation who shall act as such until the first annual meeting or until their successors are duly elected and qualified are: President, ROBERT A. BARNES, whose post office address is c/o 1209 Biscayne Building, Miami, Dade County, Florida; Vice-President, GEORGIA E. DUNN, whose post office address is c/o 1209 Biscayne Building, Miami, Dade County, Florida; Secretary-Treasurer, HERBERT A. DUNN, whose post office address is c/o 1209 Biscayne Building, Miami, Dade County, Florida.

TENTH: The said Officers and their successors in Office are authorized to execute sealed instruments in writing binding on the Corporation, provided that the same be signed by the President or a Vice-President and attested by the Secretary or Assistant Secretary.

ELEVENTH: The Subscriber ROBERT A. BARNES agrees to take and pay for Forty-nine (49) shares of the capital stock of the Corporation; the subscriber HERBERT A. DUNN agrees to take and pay for Fifty (50) shares of the capital stock of the Corporation; and the subscriber GEORGIA E. DUNN agrees to take and pay for one (1) share of the Corporation. The proceeds of the stock subscribed for will be at least as much as the amount necessary to begin business.

TWELFTH: The Board of Directors of the Corporation is hereby empowered to authorize, from time to time, the issuance of shares of its capital stock, for such consideration as the Board of Directors may deem advisable; provided, however, that such consideration shall have a value, in the judgment of the Board of Directors, of the Corporation, at least equivalent to the full par value of the shares so to be issued. Shares may be issued though only partly paid, subject to calls thereon until the whole consideration therefore shall have been paid.

THIRTEENTH: No contract or other transaction between this Corporation and any other corporation and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the Directors of this Corporation are pecuniarily or otherwise interested in, or are Directors of officers of, such other corporation; any Directors, individually, or any firm of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any Director of this Corporation who is also a Director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation, which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such Director of officer of such other corporation or not so interested.

FOURTEENTH: The Board of Directors snail have the power, in their discretion, to fix the amount of the surplus or net profits of the Corporation to be reserved as working capital or for any other purpose, and to determine whether any of the surplus or net profits arising from its business shall be declared in dividends and paid to the stockholders or whether any portion of the surplus or net profits shall be employed for the purpose of extending the business operations of the Corporation, or to purchase its own stock, or to purchase stocks, bonds and other obligations of other corporations which it is authorized by law to purchase.

IN WITNESS WHEREOF, we have signed this Certificate of Incorporation on this 31 day of March, 1955.

WITNESS AS TO ALL:	/s/ Robert A. Barnes	(SEAL)
ROBERT A. BARNES

/s/ X	/s/ Herbert A. Dunn	(SEAL)
HERBERT A. DUNN

	/s/ Georgia B. Dunn	(SEAL)
GEORGIA B. DUNN

STATE OF NEW YORK

COUNTY OF ONONDAGA ) SS:

CITY OF SYRACUSE

I HEREBY CERTIFY that before me, a Notary Public in and for the County of Onondaga, State of New York, there personally appeared this 31st day of March, 1955, ROBERT A. BARNES, HERBERT A. DUNN AND GEORGIA B. DUNN, the three persons who subscribed the aforesaid Certificate of Incorporation, and they acknowledged the same to be their act and deed and the act and deed of them.

WITNESS my name and Notarial Seal on the date last aforesaid.

/s/ X
Notary Public

My Commission expires:

AMENDMENT TO ARTICLES OF INCORPORATION

OF

DADE-MIAMI EASTERN AMBULANCE SERVICE, INC.

RESOLVED That the Articles of Incorporation of this corporation be amended, changing the name of this corporation from DADE-MIAMI EASTERN AMBULANCE SERVICE, INC., to RANDLE EASTERN AMBULANCE SERVICE, INC.

I, GENEVIEVE L. RANDLE, Secretary of Dade-Miami Eastern Ambulance Service, Inc., a corporation, do hereby certify that the foregoing is a true copy of the amendment to the Articles of Incorporation of said corporation, duly adopted by the Board of Directors of said corporation in a meeting personally attended by all of said Board of Directors, which said meeting was duly called in conformity with the By-Laws of said corporation, and was held at 35 S.W. 27th Avenue, Miami, Florida, on March 11, 1960.

I further certify that the foregoing amendment to the Articles of Incorporation of said corporation was unanimously approved by the stockholders of this corporation duly called in conformity with the By-Laws of said corporation.

IN WITNESS WHEREOF I have hereunto subscribed my name and affixed the seal of said corporation this 12th day of March, 1960.

/s/ Genevieve L. Randle
SECRETARY

I HEREBY CERTIFY that the foregoing is correct.

/s/ Robert W. Randle
PRESIDENT

STATE OF FLORIDA	)
SS
COUNTY OF DADE	)

I HEREBY CERTIFY that on this 14th day of March, 1960, before me personally appeared ROBERT W. RANDLE and GENEVIEVE L. RANDLE, President and Secretary respectively of DADE-MIAMI EASTERN AMBULANCE SERVICE, INC., a corporation existing under the laws of the State of Florida, to me known to be the persons who signed the foregoing Amendment to Articles of Incorporation as such officers and severally acknowledged the execution thereof to be their free act and deed as such officers for the uses and purposes therein specified and that they affixed thereto the official seal of said corporation, and that the said instrument is the act and deed of said corporation, and that the matters and things contained therein are true.

WITNESS my signature and official seal at Miami, in the County of Dade and State of Florida, the day and year last aforesaid.

/s/ Franklin Parson
Notary Public, State of
Florida at Large

My commission expires:

ARTICLES OF MERGER

OF

R-E ACQUISITION, INC.

INTO

RANDLE EASTERN AMBULANCE SERVICE INC.

Under Section 607.1105 of the Business Corporation Act of Florida, Randle Eastern Ambulance Service Inc. (the “Corporation”) a Florida corporation and R-E Acquisition, Inc. (“R-E Acquisition”) a Florida corporation have adopted an Agreement and Plan of Reorganization among the Corporation, R-E Acquisition, American Medical Response, Inc. and William L. Randle (the “Merger Agreement”) and hereby adopt these Articles of Merger.

AGREEMENT

R-E Acquisition shall be merged with and into the Corporation pursuant to the Business Corporation Act of the State of Florida. Thereupon, the corporate identity and existence of the Corporation, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the merger, and the corporate identity and existence, with all rights, privileges, immunities, powers and purposes, of R-E Acquisition shall be merged into the Corporation as the corporation surviving the merger and the Corporation shall be fully vested therewith. The separate identity, existence and corporate organization of R-E Acquisition shall cease upon the merger becoming effective and thereupon R-E Acquisition and the Corporation shall be a single corporation (the “Surviving Corporation”). The name of the Surviving Corporation shall be Randle Eastern Ambulance Service Inc.

The issued shares of capital stock of the Corporation and R-E Acquisition shall, by virtue of the merger and without any action on the part of any holder thereof, become and be converted or canceled as follows:

(a) Each outstanding share of common stock of R-E Acquisition held of record by American Medical Response, Inc. will automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

(b) Each outstanding share of the Corporation common stock will be converted into the right to receive 391,459 shares of the common stock, $.01 par value of American Medical Response, Inc. divided by the number of shares of the Corporation’s common stock outstanding immediately prior to the merger.

Approval by Directors

The Board of Directors of both the Corporation and R-E Acquisition have approved the merger pursuant to Section 607.1105(d) on 6/1              , 1993.

Effective Date

That the merger of the undersigned corporations will become effective upon filing of the Articles of Merger with the Department of State.

Adoption of Agreement

That the shareholder of the Corporation adopted the Merger Agreement on 6/1             , 1993. The shareholder of R-E Acquisition, Inc. adopted the Merger Agreement on 6/1                1993.

Dated: 6/1                   , 1993

RANDLE EASTERN AMBULANCE SERVICE INC.

By:	/s/ Robert L. Garner
Robert L. Garner, President

Acknowledged by:

/s/ Kenneth C. Randle
Kenneth C. Randle, Vice President

R-E ACQUISITION, INC.

By:	/s/ Dominic J. Puopolo
Dominic J. Puopolo, President

Acknowledged by:

By:	/s/ Ronald M. Levenson
Ronald M. Levenson, Assistant
Secretary

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

Randle Eastern Ambulance Service, Inc.

(present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

Article Eight of the Articles of Incorporation is amended to read as follows:

“The Corporation shall have one (1) director.”

John Grainger

3221 North Service Road

Burlington, Ontario, Canada, L7R 3Y6

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment’s adoption: November 1, 2000.

FOURTH: Adoption of Amendment(s) (CHECK ONE)

☒                        The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

☐                          The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by                                                                                                          .”

                                                                                 voting group

☐                          The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐                          The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 31st day of October, 2000.

Signature	/s/ Lori A.E. Evans

(By the Chairman or Vice-Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

OR

(By a director if adopted by the directors)

OR

(By an incorporator if adopted by the incorporators)

Lori A.E. Evans
Typed or printed name

Vice President and Assistant Secretary
Title